AMENDMENT TO EMPLOYMENT AGREEMENT

    This Amendment to Employment Agreement ("Amendment") is made and dated as of December 29, 1995, by and between Intrenet, Inc., an Indiana corporation ("Employer"), and Jackson A. Baker ("Employee").

                         W I T N E S S E T H:

    WHEREAS, Employee is currently employed by Employer under an Employment Agreement dated as of December 31, 1992 (the "Prior
Agreement") as Employer's President and Chief Executive Officer;

    WHEREAS, the parties now desire to amend the Prior Agreement on the terms contained herein.

    NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, the parties agree as follows:

    1. Amendment. Section 3 of the Prior Agreement is amended to read as follows:

         "3. Term. The term of this Agreement (the "Term") shall continue after December 31, 1995 on a month-to-month basis until either party provides written notice to the other that the Term shall expire at the end of the month following the month in which the notice is sent. The expiration of the Term of this Agreement shall not constitute termination without cause as provided in Section 7b hereof."

    2. Other Provisions. Except as expressly modified in this Amendment, the other provisions of the Prior Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above set forth.

                                  INTRENET, INC.

                                  By /s/ Edwin H. Morgens
                                    Edwin H. Morgens,
                                    Chairman of the Board

                                            "Employer"

                                  /s/ Jackson A. Baker
                                  Jackson A. Baker

                                            "Employee"

EXHIBIT 10.51

dcworrel\intrenet\jab-emp.95;12/15/95